Exhibit 10.3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS AS [***].

PROJECT SUB-AGREEMENT NO.:	01

DIBC BASE AGREEMENT NO.:	2025-391

PROJECT TITLE:	DIBC-OA-24-01-060; Developing a Partnered Alloy Scandium Supply Chain Domestically

UEI:	[***]

PARTIES:	Advanced Technology International (“DIBC CM0”) and Elk Creek Resources Corp (“Project Sub-Agreement Holder” or “PSAH”)

This Project Sub-Agreement is awarded under the authority of DIBC Other Transaction Agreement No. HQ0034249C00B, Project Agreement No. HQ0034259CB07 and herein incorporates all the terms and conditions of DIBC Base Agreement No. 2025-391.

1.	PAYMENT METHOD AND PAYMENT TERMS

The Payment Method for this Project Sub-Agreement is Expenditure Based with Cost Share with a not to exceed ceiling. Payment terms are NET 15 days after DIBC CMO’s receipt of an acceptable invoice. An acceptable invoice is one that meets the conditions described in the DIBC Base Agreement.

2.	Pre-Agreement Costs

Expenditure of Pre-Agreement Costs to a maximum of $6,884,945 (Milestones 1, 2 and 3) is limited to those costs which would be allowable and allocable and which would have been incurred after the effective date of the Project Sub-Agreement. Further, the Pre-Agreement Costs may only be expended to incorporate the effort identified above

3.	TERM OF THE PROJECT SUB-AGREEMENT

The period of performance for this Project Sub-Agreement is from April 07, 2025 through January 31, 2027.

4.	OBLIGATION

The DIBC CM0’s liability to make payments to the Project Sub-Agreement Holder is limited to only those funds obligated under this Project Sub-Agreement or by modification to the Project Sub-Agreement. DIBC CM0 may incrementally fund this Project Sub-Agreement.

5.	TOTAL ESTIMATED COST AND COST SHARE

The total estimated cost and cost share for the services to be provided by the Project Sub-Agreement Holder is as follows:

Estimated Government Funded Cost	$9,973,362
Estimated PSAH Cost Share	$4,607,127
Total Project Cost	$14,580,489

6.	LIMITATION OF COSTS

The total amount of funding currently available for payment and allotted to this Project Sub-Agreement is $9,973,362. If at any time the Project Sub-Agreement Holder has reason to believe that the Total Estimated Cost which will accrue in the performance of this Project Sub-Agreement in the next succeeding ninety (90) days, when added to all other payments previously accrued, will exceed eighty-five percent (85%) of the then current total authorized funding, the Project Sub-Agreement Holder shall notify the DIBC CM0 to that effect, advising the estimate of additional funds required for the period specified. The Project Sub-Agreement Holder is not obligated to continue performance under this Project Sub-Agreement (including actions under the Termination clause of the DIBC Base Agreement) or otherwise incur costs in excess of the amount allotted to the Project Sub-Agreement by the DIBC CMO.

7.	MILESTONE PAYMENT SCHEDULE

The Project Sub-Agreement Holder shall segregate and track all Project Sub-Agreement costs separately and shall document the accomplishments of each Project Payable Milestone under each Project Sub-Agreement. Acceptance of Milestones shall be contingent upon approval from the Government Project Agreement-Agreements Officer Representative (PA-AOR) detailed in Clause No. 10, Technical and Administrative Representatives. Milestone payments will be paid in the amount indicated in the attached Milestone Payment Schedule (Attachment A) and are adjustable based on actual expenditures.

8.	COST SHARE

For the purposes of this Sub-Agreement, the Project Agreement Holder cost share equals approximately $4,607,127. The Project Sub-Agreement Holder must meet or exceed the cost share ratio in accordance with the agreed upon Milestone Payment Schedule. If the Project Sub-Agreement Holder is unable to meet its required cost share contribution as delineated in Clause No. 5 above and the Milestone Payment Schedule (Attachment A), the Project Sub Agreement Holder must notify the DIBC CMO.

9.	APPROACH TO MEETING THE OTHER TRANSACTION AUTHORITY

In accordance with provision contained in 10 U.S.C. 4022 governing the use Other Transaction Agreements each DIBC Member Organization must meet at least one of the following conditions: have at least one nontraditional defense contractor or nonprofit research institution participating to a significant extent in the performance of an awarded Project Sub-Agreement; all significant participants in the Project Sub-Agreement other than the Federal Government are small businesses (including small businesses participating in a program described under section 9 of the Small Business Act (15 U.S.C. 638)) or nontraditional defense contractors; or provide a cost share of no less than one third of the value of the Project Sub-Agreement awarded to the Member Organization. The Project Sub-Agreement Holder’s approach to meeting the Other Transaction Authority requirement is identified below. Throughout the period of performance of any Project Sub-Agreement, the CMO and the Government will actively monitor the award to ensure compliance with this provision in accordance with implementation guidance from The United States Government, Washington Headquarters Services (WHS) and/or Office of the Under Secretary of Defense for Acquisition and Sustainment (OUSD). The Project Sub-Agreement Holder will be given the opportunity to become compliant with the guidance should they be found non-compliant. Failure to comply may result in termination..

The signed certifications submitted as part of the proposal are hereby incorporated into this Project Sub-Agreement. The Project Sub-Agreement Holder was proposed as a nontraditional defense contractor and determined to be providing a significant contribution.

10. PROJECT EXECUTION PLAN

The Project Execution Plan, Attachment A, provides a detailed description of the work to be accomplished and reports and deliverables required by this Project Sub-Agreement. All changes to Attachment A must be incorporated via written modification to this Project Sub-Agreement.

11. TECHNICAL AND ADMINISTRATIVE REPRESENTATIVES

The following technical and contractual representatives of the Parties are hereby designated for this Project Sub-Agreement. Either party may change their designated representatives by written notification to the other.

DIBC CMO Contractual Representative:
[***]
[***]
[***]
[***]
[***]
[***]

Government Project Agreement-Agreements Officer Representatives:
[***]
[***]
[***]
[***]

Project Sub-Agreement Holder’s Representatives:
Technical Representative:	Contractual Representative:
Scott Honan	Jim Sims
7000 S. Yosemite Street, Suite 115	7000 S. Yosemite Street, Suite 115
Centennial, Colorado 80112	Centennial, Colorado 80112
shonan@niocorp.com	jim.sims@niocorp.com
Phone: (702) 604-0042	Phone: (303) 503-6203

12. MARKING OF DELIVERABLES

Any Data delivered under this Project Sub-Agreement, by the Project Sub-Agreement Holder, shall be marked with a suitable notice or legend.

13. SECURITY ADMINISTRATION

[***]

14. ATTACHMENTS

Attachments listed herein are hereby incorporated by reference into this Project Sub-Agreement.

A.	Project Execution Plan, ”Developing a Partnered Alloy Scandium Supply Chain Domestically”

15. GOVERNMENT FURNISHED PROPERTY

At this time, Government Furnished Property is not provided for use under this Project Sub-Agreement.

16. ARMS, AMMUNITION, & EXPLOSIVES (AA&E)

At this time the need for Arms, Ammunition, & Explosives (AA&E) has not been identified for this effort. As such the Project Sub-Agreement Holder is prohibited from performing work dealing with AA&E on this Project Sub-Agreement.

17. FOLLOW-ON PRODUCTION PROVISION

10. U.S.C. 4022(f) authorizes the DoD to structure Agreements with potential for a sole source follow-on award to the Project Sub-Agreement Holder. Two criteria must be met to use this authority: 1) competitive procedures were used to select the Project Sub-Agreement Holder and 2) a successfully completed prototype project has been provided for in the transaction.

18. ENTIRE AGREEMENT

This Project Sub-Agreement and the DIBC Base Agreement under which it is issued constitute the entire understanding and agreement between the parties with respect to the subject matter hereof.

Except as provided herein, all Terms and Conditions of the DIBC Base Agreement and its modifications remain unchanged and in full force and effect.

The Project Sub-Agreement Holder is required to sign this document and return to Advanced Technology International to finalize this action.

Elk Creek Resources Corp		Advanced Technology International

By:	/s/ Jim Sims	By: [***]

Name:	Jim Sims	Name: [***]

Title:	Chief Communications Officer	Title: [***]

Date:	August 4, 2025	Date:	August 4, 2025

Attachment A

Project Execution Plan

[This attachment has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to provide such information to the Commission upon request.]